Exhibit (g)(vii)

FORM OF AMENDMENT NO. 6

To the

MASTER CUSTODIAN CONTRACT

Amendment, as of May 17, 2005, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;

WHEREAS, the Board desires to appoint the Custodian to serve as custodian to the newly-created Munder Small-Mid Cap Fund; and

WHEREAS, the Board approved the following name changes: Munder Future Technology Fund to Munder Technology Fund, Munder MidCap Select Fund to Munder Mid-Cap Core Growth Fund, Munder Multi-Season Growth Fund to Munder Large-Cap Core Growth Fund and Munder NetNet Fund to Munder Internet Fund.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:

Appendix A to the Contract is hereby deleted and replaced in its entirety with the attached Appendix A.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

MUNDER SERIES TRUST
On behalf of its Funds
MUNDER SERIES TRUST II
On behalf of its Fund

By:
Name:	Melanie Mayo West
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

Name:	Joseph L. Hooley
Title:	Executive Vice President

MASTER CUSTODIAN AGREEMENT

APPENDIX A

Dated as of May 17, 2005

Munder Series Trust

Liquidity Money Market Fund

Munder Balanced Fund

Munder Bond Fund

Munder Cash Investment Fund

Munder Future Technology Fund (Munder Technology Fund eff. 7/__/05)

Munder Index 500 Fund

Munder Institutional Money Market Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder Internet Fund

Munder Large-Cap Core Growth Fund

Munder Large-Cap Value Fund

Munder Michigan Tax-Free Bond Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Power Plus Fund

Munder Real Estate Equity Investment Fund

Munder S&P® MidCap Index Equity Fund

Munder S&P® SmallCap Index Equity Fund

Munder Small-Cap Value Fund

Munder Small-Mid Cap Fund

Munder Tax-Free Bond Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder U.S. Government Income Fund

Munder Series Trust II

Munder Healthcare Fund

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